UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020
Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share*	BASX*	The OTCQX Best Market*

* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act will become effective 90 days after the December 17, 2019 filing date of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2020, Basic Energy Services, Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Ascribe Investments III LLC, a Delaware limited liability company (“Ascribe”), NexTier Holding Co., a Delaware corporation (“Seller”) and C&J Well Services, Inc., a Delaware corporation, and wholly owned subsidiary of Seller (“CJWS”).

Pursuant to the Purchase Agreement, among other things, (i) Seller transferred and delivered to the Company and the Company purchased and acquired from Seller, all of the issued and outstanding shares of capital stock of CJWS held by Seller (the “Stock Purchase”), such that CJWS became a wholly-owned subsidiary of the Company; (ii) as a portion of the consideration for the Stock Purchase, Ascribe, on behalf of the Company, conveyed to Seller certain 10.75% senior secured notes due October 2023, issued by the Company to Ascribe in an aggregate amount equal to $34,350,000 (the “Senior Notes”); (iii) Ascribe entered into an Exchange Agreement, dated March 9, 2020, with the Company (the “Exchange Agreement”) pursuant to which, among other things, Ascribe exchanged the Senior Notes for (a) 118,805 shares of newly issued common stock equivalent preferred stock, designated as “Series A Participating Preferred Stock,” par value $0.01 per share, of the Company (the “Series A Preferred Stock”) and (b) an amount in cash approximately equal to $1,466,793 (the “Exchange Transaction” and, together with the Stock Purchase and the other transactions contemplated by the Purchase Agreement, the “Transaction”); and (iv) the Company entered into an Employment Agreement with Jack Renshaw, effective upon the consummation of the Transaction (the “Renshaw Employment Agreement”).

The Purchase Agreement

Consideration to Seller pursuant to the Stock Purchase

Pursuant to the Purchase Agreement, Seller received consideration in the aggregate amount of $93,700,000 comprised of (a) cash consideration equal to $59,350,000 (subject to customary reductions for indebtedness and transaction expenses, as well as post-closing working capital adjustments) and (b) the Senior Notes transferred to Seller by Ascribe (on behalf of the Company) as described above. In connection with the Transaction, pursuant to the Purchase Agreement, Ascribe has certain contingent obligations to Seller to make Seller whole on the par value of the Senior Notes as of the earlier of the first anniversary of the closing of the Stock Purchase, a bankruptcy of the Company or a change of control of the Company (the “Make-Whole Payment”).

Representations, Warranties and Covenants

The parties to the Purchase Agreement have made representations, warranties and covenants that are customary for transactions of this nature. In addition, the parties have agreed to provide customary indemnification for transactions of this nature.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Exchange Agreement

Note Exchange, Issuance of Preferred Stock to Ascribe and Make-Whole Reimbursement Obligations

Pursuant to the Exchange Agreement, as partial consideration for the Exchange Transaction, the Company issued to Ascribe 118,805 shares of newly issued Series A Preferred Stock of the Company (as discussed above), which constituted, together with Ascribe's equity interests in the Company before the Exchange Transaction, 85.06% of the equity interests in the Company. Upon consummation of the Exchange Transaction, the Company’s public shareholders owned approximately 14.94% of the equity interests in the Company.

The Company has issued and outstanding $300,000,000 principal amount of the 10.75% Senior Secured Notes due 2023 (the “Notes”), issued pursuant to that certain Indenture, dated as of October 2, 2018 (the “Base Indenture”) by and among the Company, the guarantors party thereto and UMB Bank, National Association, as trustee and collateral agent (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 22,

2019, by and among the Company, the guarantors party thereto and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Under the Exchange Agreement, as partial consideration for the Exchange Transaction, the Company paid to Ascribe an amount in cash equal to $1,466,793, representing the accrued (but unpaid) interest, from and including the most recent date to which interest has been paid pursuant to the terms of the Notes and the Indenture but excluding the date of the closing of the Transaction, on the aggregate principal amount of the Senior Notes.

If Ascribe is required to pay the Make-Whole Payment to Seller pursuant to the Purchase Agreement (as discussed above), the Company will be required to reimburse to Ascribe the amount of such Make-Whole Payment (such amount, the “Make-Whole Reimbursement Amount”) either (i) in cash (a) to the extent the Company has available cash (as determined by an independent committee of the Company’s board of directors (the "Board")) and (b) subject to satisfaction of certain “Payment Conditions” set forth in the Credit Agreement (as defined below) or (ii) if the Company is unable to pay the full Make-Whole Reimbursement Amount in cash pursuant to clause “(i)” of this paragraph, in additional Notes as permitted under the Indenture. In consideration of providing the Make-Whole Payment to Seller, the Company paid Ascribe $1,000,000 in cash at the closing of the Transaction.

Representations and Warranties

The parties to the Exchange Agreement have made representations, warranties and covenants that are customary for transactions of this nature. In addition, the parties have agreed to provide customary indemnification for transactions of this nature.

The foregoing summary of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Stockholders Agreement & Governance

In connection with the Exchange Agreement, the Company and Ascribe entered into a Stockholders Agreement. As contemplated by the Stockholders Agreement, simultaneously with the closing of the transactions contemplated by the Exchange Agreement, the Board was reconstituted from six directors to seven directors, comprised of (i) three Class I directors with terms to expire in 2020 (the “Class I Directors”), (ii) two Class II directors with terms to expire in 2021 (the “Class II Directors”) and (iii) two Class III directors with terms to expire in 2022 (the “Class III Directors”). Additionally, effective as of the closing of the Transaction, each of Messrs. Timothy H. Day and Samuel E. Langford resigned from the Board and (i) Lawrence First was appointed as a Class I Director, (ii) Derek Jeong was appointed as a Class II Director and (iii) Ross Solomon was appointed as a Class III Director. Pursuant to the terms of the Stockholders Agreement, following the closing of the Transaction and until the Board Rights Termination Date (as defined below), Ascribe is entitled to designate for nomination for election to the Board all members of the Board, provided that such designations must be made in a manner to ensure that at all times the Board is comprised of no less than two directors that are independent. In addition, the Stockholders Agreement provides that certain actions of the Company and its subsidiaries require approval of a special committee of the Board comprised solely of at least two independent directors. The “Board Rights Termination Date” means the earlier to occur of (i) the date on which the Ascribe Affiliated Entities (as defined below), collectively, no longer beneficially own 25% of the fully-diluted common equity of the Company (including the Series A Preferred Stock) and (ii) the date on which Ascribe and its affiliates, collectively, no longer constitute the largest holder of fully-diluted common equity of the Company (including the Series A Preferred Stock). The “Ascribe Affiliated Entities” will be comprised of (i) Ascribe and each investment fund which Ascribe or its affiliates controls or for which Ascribe or its affiliates act as a manager or investment advisor and (ii) each other person (including portfolio companies) in which person(s) described in clause (i) of this sentence holds a majority of the outstanding equity or voting securities.

The foregoing summary of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Senior Secured Promissory Note

Pursuant to the Exchange Agreement, the Company issued a Senior Secured Promissory Note, on March 9, 2020, in favor of Ascribe, in an aggregate principal amount equal to $15,000,000 (the “Senior Secured Promissory

Note”). The Senior Secured Promissory Note is secured by a lien upon certain of the Company’s existing and after-acquired property which are also secured by the Company’s existing senior secured notes. The proceeds of the Senior Secured Promissory Note were used to finance a portion of the purchase price consideration paid in connection with the Stock Purchase.

The foregoing summary of the Senior Secured Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Senior Secured Promissory Note, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

The Limited Consent and First Amendment to ABL Amendment

The Company is party to that certain ABL Credit Agreement, dated October 2, 2018 (as amended, restated, amended and restated, supplement or modified from time to time, the “Credit Agreement”), with the guarantors party thereto, the financial institutions party thereto and Bank of America, N.A., a national banking association (“Bank of America”), as administrative agent. In connection with the Transaction, on March 9, 2020, the Company entered into that certain Limited Consent and First Amendment to ABL Credit Agreement by and among the Company, as borrower, the guarantors party thereto, the financial institutions party thereto and Bank of America, as administrative agent (the “ABL Amendment”), pursuant to which, among other things, the Company reduced the Aggregate Commitments from $150,000,000 to $120,000,000 (as defined in the Credit Agreement).

The foregoing summary of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the ABL Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The Renshaw Employment Agreement

In connection with the Purchase Agreement, the Company entered into an Employment Agreement, dated March 9, 2020, with Jack Renshaw, pursuant to which, among other things, the Company agreed to (i) hire Mr. Renshaw as Senior Vice President, Western Business Unit for an initial term through December 31, 2021, subject to automatic renewal for successive one-year terms absent 90-days’ notice by either party prior to the expiration of the then current term; (ii) pay Mr. Renshaw a base salary of $390,000; and (iii) pay a performance-based bonus with a target equal to 65% and a maximum equal to 130% of his then current base salary.

The foregoing summary of the Renshaw Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Renshaw Employment Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. Prior to the Transaction, Ascribe and its affiliates were the holders of approximately 14.65% of the common stock of the Company and were the holders of the Senior Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report under “The Limited Consent and First Amendment to ABL Amendment” and “The Senior Secured Promissory Note” is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report under “Exchange Agreement” is incorporated by reference herein. The issuance of the Series A Preferred Stock in connection with the Exchange Agreement did not involve a public offering and was issued pursuant to an exemption from registration under the Securities Act of 1933 (as amended, the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. In connection with the Purchase Agreement and pursuant to the Exchange Agreement, the Company issued 118,805 shares of Series A Preferred Stock, with equivalent rights as the rights of a holder of the Company’s common stock, par value $0.01 per share (the “Common Stock”), except a holder of Series A Preferred Stock will be entitled to (i) dividends with respect to each share of Series A Preferred Stock in an amount per share equal to 1,000 times the per share amount of each cash dividend declared on the Common Stock; (ii) 1,000 votes per share of Series A Preferred Stock on all matters submitted to a vote of the holders of Common Stock; and (iii) upon any liquidation, dissolution or winding up of the Company, an amount per share of Series A Preferred Stock equal to 1,000 times the amount to be distributed per share to a share of Common Stock. The rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock are set forth in the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein, filed with the Secretary of State of the State of Delaware on March 9, 2020.

Item 5.01 Changes in Control of Registrant.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein.

Item 5.02 Departure of Directors; Election of Directors; Appointment of Certain Officers.

The disclosures set forth above in Item 1.01 of this Current Report under “Stockholders Agreement and Governance” and “The Renshaw Employment Agreement” are incorporated by reference herein. In connection with the Transaction, Messrs. Timothy H. Day and Samuel E. Langford resigned as directors of the Board, on March 9, 2020. Each of the resignations of Mr. Day and Mr. Langford from the Board was not a result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices and was in connection with the Transaction. Mr. Day served as Chairperson of the Compensation Committee and as a member of the Audit Committee. Mr. Langford served as a member of the Nominating and Corporate Governance Committee.

Additionally, on March 9, 2020, Lawrence First was appointed as a Class I Director, Derek Jeong was appointed as a Class II Director, and Ross Solomon was appointed as a Class III Director. Biographical Information regarding each of the newly appointed directors is set forth below.

Lawrence “Larry” First. Mr. Lawrence First currently serves as the Chief Investment Officer and Managing Director of Ascribe Capital LLC (“Ascribe Capital”). Mr. First joined Ascribe Capital in 2008. Prior to joining Ascribe Capital, Mr. First was a Managing Director and Co-Portfolio Manager in Merrill Lynch’s Principal Credit Group, a proprietary investing platform for the firm’s capital, where he was responsible for evaluating and managing assets in the team’s North American portfolio, including non-investment grade bank loans, stressed/distressed fixed income investments and public and private equity. Prior to joining Merrill Lynch in 2003, Mr. First was a senior partner in the Bankruptcy and Restructuring department of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, where he began his legal career in 1987. At Fried Frank, he represented both debtors and creditors in both in-court and out-of-court restructurings as well as lenders to, investors in, and potential buyers and sellers of, financially troubled companies. Prior to his joining Fried Frank’s Bankruptcy and Restructuring department, he was a member of its Corporate Department, where he became a partner in 1994. On behalf of Ascribe Capital, Mr. First has been a member of the boards of directors of Nuverra Environmental Solutions Inc. since May 2018, Forbes Energy Services Ltd. since April 2017, Engineering Solutions & Products, LLC since November 2013, and Big Run, Inc. since March 2018. He was a director on the board of Geokinetics Inc. from 2013 to 2018, Alion Science and Technology Corp. from August 2014 to August 2015, and EnviroSolutions Inc. from July 2010 to March 2018. Mr. First received a Bachelor of Arts in History and Sociology from Haverford College, and a Juris Doctor from New York University School of Law. He also attended the London School of Economics. Mr. First’s background in the financial and legal industries provides valuable expertise to the Board.

Ross Solomon. Mr. Ross Solomon currently serves as a Managing Director at Ascribe Capital. Ross joined Ascribe Capital in 2012. Previously, he was with Evercore Partners as an analyst in the Restructuring and Debt Capital Markets Group. Ross was a Director of Geokinetics Inc. from 2016 to 2018. Ross received a BS in Economics from the University of Pennsylvania’s Wharton School.

Derek Jeong. Mr. Derek Jeong currently serves as a Principal at Ascribe Capital. Derek joined Ascribe Capital in 2014. Previously, he was with J.P. Morgan as an analyst in the Leveraged Finance group. Derek received a BS in Finance and Strategy from Cornell University’s Dyson School of Applied Economics and Management.

Messrs. First, Solomon and Jeong are not related to any officer or director of the Company. With respect to each of Messrs. First, Solomon and Jeong, there are no arrangements or understandings between such director and any other persons pursuant to which he will serve as a director, other than the Exchange Agreement. There are no transactions or relationships between any of Messrs. First, Solomon and Jeong and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth above in Items 1.01 (under “Stockholders Agreement and Governance”) and 3.03 of this Current Report are incorporated by reference herein. In connection with the Exchange Transaction, on March 9, 2020, the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware to authorize 118,805 shares of the Series A Preferred Stock and to establish the designations, powers, preferences and relative and other rights and the qualifications, limitations and restrictions, of the Series A Preferred Stock. The Certificate of Designations became effective upon filing.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Purchase Agreement, dated as of March 9, 2020, by and among the Company, Ascribe III Investments LLC, Basic Energy Services, Inc., NexTier holding Co. and C&J Well Services, Inc.*
3.1	Certificate of Designations
10.1	Exchange Agreement, dated as of March 9, 2020, by and among the Company and Ascribe III Investments LLC
10.2	Stockholders Agreement, dated as of March 9, 2020, by and among the Company and Ascribe III Investments LLC
10.3	Limited Consent and First Amendment to ABL Credit Agreement, dated as of March 9, 2020, by and among the financial institutions party thereto and Bank of America
10.4	Senior Secured Promissory Note, dated March 9, 2020, issued by the Company in favor of Ascribe III Investments LLC
10.5	Employment Agreement, dated March 9, 2020, by and among the Company and Jack Renshaw

* The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: March 11, 2020	By:	/s/ Keith L. Schilling
	Name:	Keith L. Schilling
	Title:	President & Chief Executive Officer